Subject to Completion Dated May 29, 1997


Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This preliminary prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Prospectus Supplement                                   Version I-A
(To Prospectus dated ________________, 199__)
                                                        $-------------
                Residential Funding Mortgage Securities II, Inc.
                                    Depositor

                         Residential Funding Corporation
                                 Master Servicer

          Home Equity Loan Pass-Through Certificates, Series 199__-___

                        $___________ Class A Certificates

                           --------------------------
         The Series 199__-___ Home Equity Pass-Through Certificates will include the following three classes (the "Certificates"): (i) Class A Certificates (the "Senior Certificates"), (ii) Class R Certificates (the "Residual Certificates") and (iii) the Class B Certificates. Only the Senior Certificates are offered hereby. See "Index of Principal Definitions" in the Prospectus for meanings of capitalized terms and acronyms not otherwise defined herein.

         It is a condition of the issuance of the Senior Certificates that they be rated "_____" by _______________________________ ("_______________________")
and "_____" by _______________________ ("_____________________").
                          (Continued on following page)
                                                  --------------------------

PROCEEDS OF THE ASSETS IN THE TRUST FUND AND PROCEEDS FROM THE POLICY (AS DESCRIBED HEREIN) ARE THE SOLE SOURCE OF PAYMENTS ON THE SENIOR CERTIFICATES. THE SENIOR CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE
COMPANY, THE MASTER SERVICER, GMAC MORTGAGE CORPORATION OR ANY OF THEIR AFFILIATES. NEITHER THE SENIOR CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE COMPANY, THE MASTER SERVICER, GMAC MORTGAGE CORPORATION OR ANY OF THEIR AFFILIATES.
--------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                                  --------------------------

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
--------------------------

For  a  discussion  of  significant   matters   affecting   investments  in  the
Certificates, see "Risk Factors," which begins on page S-15.

         There is currently no secondary market for the Senior Certificates. ___________________________ (the "Underwriter") intends to make a secondary market in the Senior Certificates, but is not obligated to do so. There can be no assurance that a secondary market for the Senior Certificates will develop or, if it does develop, that it will continue. The Senior Certificates will not be listed on any securities exchange.

         The Senior Certificates will be purchased from the Company by the Underwriter and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the Company from the sale of the Senior Certificates, before deducting expenses payable to the Company, will be equal to approximately _____% of the initial aggregate principal balance of the Senior Certificates plus accrued interest thereon from _____________________ (the "Cut-off Date"). The Senior Certificates are offered by the Underwriter, subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify such offer and to reject any order in whole or in part. It is expected that the delivery of the Senior Certificates will be made [only in book-entry form through the Same Day Funds Settlement System of The Depository Trust Company [as discussed herein] [at the offices of _____________________] against payment therefor in immediately available funds.]
                                                  --------------------------

                                                     [NAME OF UNDERWRITER]
                                                 _____________________, 199__

(Continued from previous page)

         The Senior Certificates in the aggregate will evidence an initial undivided interest of approximately _____% in a trust fund (the "Trust Fund") consisting primarily of the respective Trust Balances (as defined herein) of a pool of home equity revolving lines of credit secured by [first or] second deeds of trust or mortgages on residential properties that are primarily one- to four-family properties (the "Mortgage Loans") to be deposited by Residential Funding Mortgage Securities II, Inc. (the "Company") into the Trust Fund for the benefit of the Certificateholders. In addition, the Certificates will have the benefit of an irrevocable and unconditional financial guaranty insurance policy (the "Policy") issued by __________________________ (the "Insurer") covering principal payments on the Senior Certificates plus accrued and unpaid interest due on such Certificates as described under "Description of the Certificates--the Policy" herein. The Senior Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

         [The Class A Certificates (the "Book-Entry Certificates") will be represented initially by certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC") in the United States, or Centrale de Livraison de Valeurs Mobilieres, societe anonyme ("CEDEL") or the Euroclear System ("Euroclear"), in Europe. The interests of beneficial owners of the Book-Entry Certificates will be represented by book entries on the records of participating members of DTC. Definitive certificates will be available for the Book-Entry Certificates only under the limited circumstances described herein. See "Description of the Certificates--Book-Entry Registration of Certain of the Senior Certificates" herein.]

         A "real estate mortgage investment conduit" ("REMIC") election will be made in connection with the Trust Fund for federal income tax purposes. The Class A Certificates will represent ownership of "regular interests" in the REMIC and the Residual Certificates will constitute the sole class of "residual interests" in the REMIC. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

         Distributions on the Senior Certificates will be made on the _______ day of each month or, if such day is not a business day, then on the next business day, commencing on ________________________ (each, a "Distribution Date"). As described herein, interest distributions on the Senior Certificates on each Distribution Date will be based on the Certificate Principal Balance thereof and the floating interest rate as described herein. Distributions in respect of principal of the Senior Certificates will be made as described herein under "Description of the Certificates--Principal Distributions on the Senior Certificates." The rights of the holders of the Class B Certificates and Class R Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the holders of the Senior Certificates to the extent described herein under "Description of the Certificates--Allocation of Losses; Overcollateralization and Subordination" and in the Prospectus.

         The yield to maturity on the Senior Certificates will depend on the rate and timing of principal payments (including payments in excess of required installments, prepayments or terminations, liquidations and repurchases) and the Loan Rates on the Mortgage Loans [and the rate and timing of Draws]. The Mortgage Loans generally may be prepaid in full or in part at any time without penalty. See "Description of the Certificates--the Policy" herein. See "Summary--Special Prepayment Considerations," "--Special Yield Considerations" and "Certain Yield and Prepayment Considerations" herein and "Yield Considerations" in the Prospectus.

                                                  --------------------------

THE SENIOR CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES ISSUED BY THE COMPANY AND ARE BEING OFFERED PURSUANT TO ITS PROSPECTUS DATED ______________________, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE SENIOR CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                                                  --------------------------

UNTIL __________________________, ALL DEALERS EFFECTING TRANSACTIONS IN THE SENIOR CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                                  --------------------------

[IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE OFFERED CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET, SUCH STABILIZATION, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.]

                                                      S-2
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



                                                          SUMMARY

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Prospectus. See "Index of Principal Definitions" in the Prospectus.

Title of Securities..Home Equity Loan Pass-Through Certificates, Series
                     199__-___.

Company..............Residential Funding Mortgage Securities II, Inc. (the
                     "Company"), a corporation organized under the laws of the State of Delaware, an affiliate of Residential Funding Corporation ("Residential Funding"), which is an indirect wholly-owned subsidiary of GMAC Mortgage. See "The Company" in the Prospectus.

Master Servicer......Residential Funding Corporation (the "Master
                     Servicer" or "Residential Funding"), an affiliate of the Company and an indirect wholly-owned subsidiary of GMAC Mortgage. See "Pooling and Servicing
                     Agreement--The Master Servicer" herein and
                     "Residential Funding Corporation" in the Prospectus.

Trustee..............______________________, a [national bank] [state bank] [trust company] organized under the laws of _____________] (the "Trustee"). See "The Pooling and Servicing Agreement--The Trustee" in the Prospectus.

Cut-off Date........._________________1, 199__ (the "Cut-off Date").

Delivery Date........On or about _________________, 199__ (the
                     "Delivery Date").

Distribution Date....The [_____] day of each month (or, if such day is not a business day, the next business day), beginning on ________ __, 199_, (each, a "Distribution Date").

[Denominations.......The Class A Certificates (the "Book-Entry
                     Certificates") will be issued, maintained and transferred on the book-entry records of DTC (as defined herein) [or CEDEL (as defined herein)] [or EuroClear (as defined herein)] and its Participants (as defined in the Prospectus). The Book-Entry
                     Certificates will be issued in minimum denominations

                                                      S-3
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



                        of $___________ and integral multiples of $____________ in excess thereof.]

The Mortgage Pool.......The Certificates, in the aggregate, represent the ownership of the Trust Balances (as defined herein) of certain home equity revolving credit line loans (the "Mortgage Loans"), under certain home equity revolving credit line loan agreements (the "Credit
                        Line Agreements"). No Certificate represents any interest in any additional amounts advanced under the Credit Line Agreements after the Cut-off Date (the "Excluded Balances"). All of the ownership interest in (and the obligations to fund) the Additional
                        Balances will initially be retained by [________], but may be sold from time to time. See "-Allocation of Payments Between Trust Balances and Excluded
                        Balances" herein. The Mortgage Loans are secured by first or second deeds of trust or mortgages on residential properties that are primarily one- to four-family properties (the "Mortgaged Properties"). The Mortgage Loans were acquired by Residential
                        Funding pursuant to [its Home Equity Loan Program
                        (as defined herein)] [or] [purchased from GMAC
                        Mortgage Corporation of Pennsylvania]. The aggregate Cut-off Date Trust Balance of the Mortgage Loans is $____________ (the "Cut-off Date Pool Balance"). The Combined Loan-to-Value Ratio (as defined herein) for any Mortgage Loan did not exceed ____% (rounded to the nearest percentage point) as of the Cut-off Date. The weighted average Combined Loan-to-Value Ratio of the Mortgage Loans was
                        ____% as of the Cut-off Date. The Junior Mortgage Ratios (as defined herein) for the Mortgage Loans ranged from ________% to _____%, and the weighted average Junior Mortgage Ratio was ______%, as of the Cut-off Date. The weighted average Credit Limit Utilization Rate (as defined herein) was ___% as of the Cut-off Date. Interest on each Mortgage Loan is payable monthly and computed on the related average daily outstanding Principal Balance for each billing cycle at a variable rate per annum (the "Loan Rate") equal at any time (subject to the applicable maximum rate, as described herein under "Description of the Mortgage Loans--Mortgage Loan Terms,") to the sum of (i) the [prime rate] [other index] either published on the first business day of the month of the billing cycle or

                                                      S-4
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


     currently in effect and (ii) a margin generally within the range of ____% to ____%. The Loan Rate is subject to adjustment [monthly] [daily]. With respect to each Mortgage Loan, a billing cycle is the calendar month preceding a Due Date. Interest accrued at such rate will be due on the Due Date in the month following the close of the billing cycle. As to each Mortgage Loan, the "Due Date" is the ___ day of the month. [As of the Cut-off Date, the Loan Rates on approximately ___% of the Mortgage Loans (by Principal Balance as of the Cut-off
Date) are introductory rates that are lower than the rate that would have been in effect if the applicable [Index] and Gross Margin at the time these loans were originated were used to determine the Loan Rate.] The Cut-off Date Trust Balance of the Mortgage Loans ranged from $________ to $__________ and averaged $____________. Credit Limits under the Mortgage Loans as of the Cut-off Date ranged from $_________ to $_________ and averaged $_________. Each Mortgage Loan was originated in the period from _______, 19__ to ________, 19__. With respect to _____% of the Mortgage Loans (by Principal Balance as of the Cut-off Date), the related Mortgaged Properties are located in California.
 .......................For a further description of the Mortgage Loans, see
                       "Description of the Mortgage Pool" herein.

Trust Balance..........The "Trust Balance" for any Mortgage Loan for any
                       day (i.e., the portion of the outstanding principal balance of such Mortgage Loan owned by the Trust
                       Fund on such day) is equal to (i) the unpaid principal balance of the Mortgage Loan as of the Cut-off Date (the "Cut-off Date Trust Balance"), less (ii) the aggregate of all payments and other collections (including any related Liquidation Proceeds and Insurance Proceeds, but not proceeds paid under the Policy) applied to reduce the Principal Balance of such Mortgage Loan together with the proceeds of the repurchase of any Mortgage Loans received during any Collection Period, multiplied by the Trust Percentage applicable to the Collection Period in which such amounts were received (such amounts for any Collection Period, "Trust Principal Collections").


                                                      S-5
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



 .......................The "Principal Balance" for any Mortgage Loan and
                       for any day is the principal balance of such Mortgage Loan on such day. As of the Cut-off Date, the Trust Balance and the Principal Balance will be equal and the corresponding Trust Percentage will therefore equal 100%. The "Excluded Balance" for any
                       Mortgage Loan and for any day is the excess, if any, of the Principal Balance over the Trust Balance for such day. The Excluded Balance for any Mortgage
                       Loan will be increased as a result of any Additional Balance in respect of the related Mortgage Loan added after the Cut-off Date. All collections on the Mortgage Loans generally will be allocated pro rata between the Trust Balance and the Excluded Balance based on the portions of the Principal Balance represented by the Trust Balance and any Excluded Balance, respectively, as further described herein under "Allocation of Payments between Trust
                       Balances and Excluded Balances". At such time as the Trust Balance for any Mortgage Loan is reduced to zero, such Mortgage Loan will be released from the Trust Fund.

 .......................The "Trust Percentage" for any Collection Period is
                       the percentage obtained by dividing the Trust Balance as of the end of the immediately preceding Collection Period by the Principal Balance as of the end of the immediately preceding Collection Period.

[Collections...........All collections on the Mortgage Loans will be allocated by the Master Servicer in accordance with the terms of the Credit Line Agreements between amounts collected in respect of interest and amounts collected in respect of principal. See ______________________ herein. With respect to any Distribution Date, the portion of interest collections and principal collections allocable to the Certificates (the "Trust Collections") will equal the sum of (i) the aggregate of all amounts received and applied as payments of interest on each Mortgage
                       Loan during the related Collection Period, in each case multiplied by a fraction equal to the average daily Trust Balance divided by the average daily Principal Balance for the period with respect to which such interest payment accrued except as otherwise provided herein (such amounts for any Collection Period, "Trust Interest Collections"), and (ii) the

                                                      S-6
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



                          Trust Principal Collections for the related Collection Period.

 ..............The "Collection Period" as to any Distribution Date,
              other than the first Distribution Date, is the calendar month preceding the month of such Distribution Date, and as to the first Distribution Date is the period from the Cut-off Date through ______________________.

 ..............On the Business Day prior to each Distribution Date, the Master Servicer will deposit the Trust Collections for such Distribution Date into an account (the
              "Custodial Account") established and maintained by the Trustee.

The Senior Certificates...The Senior Certificates in the aggregate evidence an initial interest of approximately _____%, in a trust fund (the "Trust Fund") consisting primarily of the Trust Balances of the Mortgage Loans. The Senior Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of the Cut-off Date, among the Company, the Master Servicer and the Trustee (the "Pooling and Servicing Agreement"). The Senior Certificates will have an initial principal balance of $_________________.

 .....................The Senior Certificates are subject to priorities for payment of interest and principal as described herein. For a description of the allocation of interest and principal distributions among the Senior Certificates see "Summary--Interest Distributions," and
                     "--Principal Distributions," "Description of the Certificates--Interest Distributions," and "--Principal Distributions on the Senior Certificates" herein.

 .....................The Senior Certificates will be entitled to the benefit of a financial guaranty insurance policy (the "Policy") to be issued by ________________________ (the
                     "Insurer"), which will provide coverage as described herein under "Description of the Certificates- The Policy".

[Certificate Registration.The Book-Entry Certificates will be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC") or Centrale de Livraison de Valeurs Mobilieres S.A. ("CEDEL") or the Euroclear

                                                      S-7
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



                                       System
                                       ("Euroclear"),    in
                                       Europe.   No  person
                                       acquiring         an
                                       interest    in   the
                                       Book-Entry
                                       Certificates      (a
                                       "Beneficial  Owner")
                                       will be  entitled to
                                       receive            a
                                       Certificate  of such
                                       class    in    fully
                                       registered,
                                       certificated form (a
                                       "Definitive
                                       Certificate"),
                                       except   under   the
                                       limited
                                       circumstances
                                       described    herein.
                                       See  "Description of
                                       the
                                       Certificates--Book-Entry
                                       Registration  of the
                                       Class              A
                                       Certificates"
                                       herein.]

Pass-Through Rate on the Senior
Certificates.......The Pass-Through Rate applicable to the Senior
                   Certificates for any Distribution Date will equal the sum of (i) [LIBOR (as defined herein)] [other index applicable to Certificates] and (ii) _____%, subject to a maximum Pass-Through Rate equal to the average of the Net Loan Rates on the Mortgage Loans in effect during the second preceding Collection Period, weighted based on the respective Trust Balances thereof]. The Net Loan Rate for each Mortgage Loan is equal to the Loan Rate thereon minus the Servicing Fee (as defined herein). The Net Loan Rate with respect to each Mortgage Loan as of the Cut-off Date will be set forth in the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement. As of the Cut-off Date, the weighted average Net Loan
                   Rate is _____% per annum.

 ...................[Interest on the Certificates in respect of any
                   Distribution Date will accrue from the preceding Distribution Date (or in the case of the first Distribution Date, from the Delivery Date) through the day preceding such Distribution Date (each such period, an "Interest Period") on the basis of [the actual number of days in the Interest Period and a 360-day year.]

 ...................The Pass-Through Rate on the Senior Certificates on
                   the first Distribution Date will be _____% per annum.

Interest Distributions.........
On each Distribution Date, the holders of the Senior
 Certificates will be entitled to receive interest distributions ("Accrued Certificate Interest") in an amount equal to interest on the Certificate Principal
 Balance thereof for the related Interest Period at the then-applicable Pass-Through Rate. See "Description of the Certificates--Interest Distributions" herein.

                                                      S-8
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




Principal Distributions...
 ..Holders of the Senior Certificates in the aggregate will be entitled to receive on each Distribution Date, in the manner and priority set forth herein, to the extent of the portion of the Available Distribution
Amount remaining after Accrued Certificate Interest on the Senior Certificates is distributed, a distribution allocable to principal equal to the sum of (i) 100% of the Trust Principal Collections for the related
Collection Period, (ii) an amount equal to the then applicable Senior Percentage of the Trust Percentage of any Realized Losses incurred during the related
Collection Period, (iii) an amount equal to any Carryover Senior Loss Amount (as defined herein) from any previous Collection Period, to the extent that such amounts were not previously distributed on the Senior Certificates or reflected in a reduction of either the Overcollateralization Amount or the Certificate Principal Balance of the Class B
Certificates, and (iv) to the extent of the portion of the Available Distribution Amount remaining after the foregoing distributions and any amounts then payable to the Insurer as described herein under "Description of the Certificates" and interest distributions on the Class B Certificates for such Distribution Date, an additional amount equal to the Accelerated Principal
Payment Amount for such Distribution Date. For any
Distribution Date, the "Accelerated Principal Payment
Amount" is the amount required to bring the Overcollateralization Amount up to the
Overcollateralization Target for such Distribution
Date (after giving effect to any amounts distributable in respect of principal on the Class B Certificates on such Distribution Date). Initially, the
Overcollateralization Target as of the time of any determination is equal to the excess (if any) of (i)
____% of the Cut-off Date Trust Balance over (ii) the
Certificate Principal Balance of the Class B
Certificates. The Overcollateralization Target may be increased or reduced from time to time pursuant to the terms of the Pooling and Servicing Agreement.
If the Overcollateralization Target is reduced on any Distribution Date, the amount of the Trust Principal
Collections distributed pursuant to clause (i) will be reduced on such Distribution Date and each subsequent Distribution Date to the extent the remaining Overcollateralization Amount is in excess of the reduced Overcollateralization Target until the

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



                  Overcollateralization Amount equals the
                  Overcollateralization Target.

 ................. The "Overcollateralization Amount" on any
                  Distribution Date is
                  the amount,  if any,
                  by     which     the
                  aggregate      Trust
                  Balances    of   the
                  Mortgage Loans as of
                  the   end   of   the
                  related   Collection
                  Period  exceeds  the
                  aggregate
                  Certificate
                  Principal   Balances
                  of the
                  Certificates.

 ................. See "Description of the Certificates--Principal
                  Distributions on the Senior Certificates" herein.

The Insurer......                                       . See "             "
                  --------------------------------------       -------------
                                                            herein.

Financial Guaranty Insurance Policy..
 The Insurer will issue the Policy as a means of providing additional credit enhancement to the Senior
Certificates. Under the Policy, the Insurer will pay the Trustee, for the benefit of the holders of each class of Senior Certificates, on each Distribution
Date, as further described herein under "Description of the Certificates- The Policy," an amount equal to the sum of (a) the amount by which the Accrued
Certificate Interest on the Senior Certificates exceeds the Available Distribution Amount on such Distribution Date and (b) the amount (the
"Guaranteed Principal Payment Amount"), if any, by which the aggregate Certificate Principal Balance of the Senior Certificates exceeds the aggregate Trust
Balances of the Mortgage Loans at the end of the related Collection Period (after giving effect to all amounts distributable and allocable to principal on the Senior Certificates on such Distribution Date). See
"Description of the Certificates--The Policy" herein.

Allocation of Losses; Overcollateralization
 and Subordination.......... By operation of the cash flow priorities and other subordination provisions described herein under "Description of the Certificates- Allocation of Losses; Overcollateralization and Subordination," the Senior Percentage of the Trust Percentage of any Realized
                     Losses on the Mortgage Loans and other shortfalls in amounts distributable on the Senior Certificates will be allocated to or covered by: (i) first, amounts otherwise distributable on the Class R Certificates;
                     (ii) second, a reduction in the then current

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




     Overcollateralization Amount, if any; (iii) third, amounts otherwise distributable on the Class B Certificates; (iv) fourth, a reduction in the Certificate Principal Balance of the Class B Certificates; and (v) fifth, amounts payable under the Policy. See "Description of the Certificates--Allocation of Losses" herein.

 ............................Neither  the Senior  Certificates  nor the  Mortgage
     Loans  are   insured  or   guaranteed   by  any   governmental   agency  or
     instrumentality or by the Company, the Master Servicer, the Trustee, GMAC Mortgage or any affiliate thereof.
Class B Certificates and Class R
Certificates...........The Class B Certificates have an initial Certificate
                       Principal Balance of $_____________, evidencing an initial Class B Percentage of approximately _____% in the Trust Fund, and has an initial Pass-Through
                       Rate of _____% per annum. The Class B Certificates and Class R Certificates are not being offered hereby. Although holders of the Class B Certificates will not be entitled to distributions in respect of any portion of the Trust Principal Collections so long as the Senior Certificates are outstanding, holders of the Class B Certificates will be entitled to receive distributions on each Distribution Date equal to the portion, if any, of the Available Distribution Amount remaining after payment of all amounts distributable as principal and interest on the Senior Certificates, interest on the Class B Certificates and any amounts then payable to the Insurer as described herein (the "Remaining
                       Available Funds"). As a result, it is likely that the Class B Certificates will be retired prior to the Senior Certificates. Distributions of any Remaining
                       Available Funds to the Class B Certificateholders and of any Accelerated Principal Payment Amount to the Senior Certificateholders will generally result in an increase in the Overcollateralization Amount. The
                       Class R Certificates will have no principal amount or pass-through rate, but the holders thereof will be entitled to distributions of Remaining Available Funds after the Class B Certificates have been retired, and of any portion of the Overcollateralization Amount eligible for release from time to time, subject in all cases to the preferential rights of the Senior Certificateholders.

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




[Servicing...........The Master Servicer will be responsible for servicing, managing and making collections on the Mortgage
                     Loans. The Servicing Fees for each Mortgage Loan are payable out of the interest payments on such Mortgage Loan. The weighted average Servicing Fee as of the Cut-off Date will be approximately _____% per annum. The Servicing Fees consist of (a) servicing compensation payable to the Master
                     Servicer in respect of its master servicing activities and (b) subservicing and other related compensation retained by the related subservicer. See "Servicing of Mortgage Loans--Servicing Compensation and
                     Payment of Expenses" herein.]

[Optional Termination.....At its option, on any Distribution Date when the aggregate Trust Balance of the Mortgage Loans is less than ___% of the aggregate principal balance of the Trust Loans as of the Cut-off Date, the Master Servicer or the Company may (i) purchase from the Trust Fund all remaining Mortgage Loans and other assets thereof, and thereby effect early retirement of the Certificates or (ii) purchase in whole, but not in part, the Certificates. See "Pooling and Servicing Agreement--Termination" herein and "The Pooling and Servicing Agreement--Termination; Retirement of Certificates" in the Prospectus.]

Special Yield and Prepayment
Considerations.....The yield to maturity on each class of the Senior
                   Certificates will depend on, among other things, the price paid by the holder for such Certificate, the Pass-Through Rate on any such Certificate entitled to payments of interest and the rate and timing of principal payments (including payments in excess of required installments, prepayments or terminations, liquidations and repurchases) on the Mortgage Loans [and the rate and timing of Draws and the allocation thereof to reduce the principal balance of such Certificate].

 ...............In general, if a class of Senior Certificates is purchased at a premium and principal distributions to such class occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a class of Senior Certificates is purchased at a discount and principal

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



                                                            distributions     to
                                                            such class  occur at
                                                            a rate  slower  than
                                                            that  assumed at the
                                                            time  of   purchase,
                                                            the       investor's
                                                            actual    yield   to
                                                            maturity   will   be
                                                            lower  than  assumed
                                                            at   the   time   of
                                                            purchase.

 .................. See "Certain Yield and Prepayment Considerations,"
                   herein and "Yield and Prepayment Considerations" in the Prospectus. For further information regarding the effect of principal [pre]payments on the weighted average life of the Class A Certificates, see the table entitled "Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of [SPA] [CPR]" herein.


Certain Federal Income Tax
Consequences........An election will be made to treat the Trust Fund as a real estate mortgage investment conduit ("REMIC") for federal income tax purposes. Upon the issuance of the Senior Certificates, [Thacher Proffitt & Wood] [Orrick, Herrington & Sutcliffe], counsel to the Company, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code").

 ....................For federal income tax purposes, the Residual
                    Certificates will constitute the sole class of "residual interests" in the REMIC and the Class A and Class B Certificates will represent ownership of "regular interests" in the REMIC and will generally be treated as debt instruments of the REMIC.

          ....................For  further  information  regarding  the  federal income tax consequences of investing in the Senior Certificates, see "Certain Federal Income Tax Consequences" herein and in the Prospectus.

Legal Investment....The Senior Certificates will not constitute
                    "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
                    1984, as amended ("SMMEA"), because the
                    Mortgage Pool includes Mortgage Loans that are secured by subordinate liens on the related
                    Mortgaged Properties. Institutions whose investment

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

          activities are subject to legal investment laws and regulations or to review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Senior Certificates are subject to restrictions on investment, capital requirements or otherwise. See "Legal Investment Matters" herein and in the Prospectus.
     Ratings..............It  is a  condition  to the  issuance  of  the  Senior
     Certificates that they be rated " " by ------------------------- (" ") and " " by ____________________ ("____________________"). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments of Mortgage Loans, or the corresponding effect on yield to investors. See "Certain Yield and Prepayment Considerations" and "Ratings" herein and "Yield and Prepayment Considerations" in the Prospectus.
                                                      S-14
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





                                                       RISK FACTORS

     ........................................................Prospective
Certificateholders should consider, among other things, the items discussed under "Risk Factors" in the Prospectus and the following factors in connection with the purchase of the Certificates: Special Features of the Mortgage Loans

 ........................................................Since  [all]  [____%] of
the Mortgage Loans are subordinate to the rights of the mortgagee under the related senior mortgage or mortgages, the proceeds from any liquidation,
insurance  or  condemnation   proceedings  will  be  available  to  satisfy  the
outstanding balance of such Mortgage Loans secured by subordinate mortgages only to the extent that the claims of such senior mortgages have been satisfied in full, including any related foreclosure costs. In addition, the holder of a Mortgage Loan secured by a subordinate mortgage may not foreclose on the Mortgaged Property unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees [, although the Master Servicer or Subservicer will be required to advance such amounts to the extent deemed recoverable]. See "Certain Legal Aspects of Mortgage Loans and Related Matters." in the Prospectus.

 ........................................................With respect to Mortgage
Loans  secured by second liens that have high Combined  Loan-to-Value  Ratios or
low  Junior  Mortgage  Ratios,  the  foregoing   considerations  may  result  in
circumstances under which it would be uneconomical to foreclose on the Mortgaged Property in the event of a default. In such circumstances, repayment of the Mortgage Loan would be dependent solely on the credit of the borrower under the Mortgage Loan, and the ability to obtain repayment of the Mortgage Loan may be generally similar to that which would be experienced if the Mortgage Loan were an unsecured consumer loan.

 ........................................................With   respect   to  the
Mortgage Loans, required minimum monthly payments are equal to [the amount of interest currently accruing thereon], and therefore are not expected to significantly amortize the outstanding principal amount of such Mortgage Loan prior to maturity, which amount may include substantial Draws recently made. As a result, a borrower will generally be required to pay a substantial principal amount at the maturity of the Mortgage Loan. The ability of a borrower to make such a payment may be dependent on the ability to obtain refinancing of the balance due on such Mortgage Loan or to sell the related Mortgaged Property.

 ........................................................To  the extent  that any losses are incurred on any of the Mortgage Loans that are not covered by the applicable credit enhancement, holders of Certificates of the series evidencing interests in the related Mortgage Pool (or certain classes thereof) will bear all risk of such losses resulting from default by Mortgagors.



                                                      S-15
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





                                             DESCRIPTION OF THE MORTGAGE POOLS

General

                  The Mortgage Loans were originated pursuant to loan agreements (the "Credit Line Agreements") and are secured by first or second mortgages or deeds of trust, on Mortgaged Properties. The Mortgaged Properties securing the Mortgage Loans consist primarily of residential properties that are one-to four-family properties. [As to each Mortgage Loan, the Mortgagor represented at the time of origination that the related Mortgaged Property would be owner occupied.]

                  All percentages of the Mortgage Loans described herein are approximate percentages determined (except as otherwise indicated) by the Cut-off Date Trust Balance.

                  The  Cut-off  Date  Trust  Balance  of the  Mortgage  Loans is
$___________________, which is equal to the aggregate Trust Balances of the Mortgage Loans as of the close of the billing cycle preceding _________________________ (as to the Mortgage Loans, the "Cut-off Date"). As of the Cutoff Date, [each] Mortgage Loan(s) was not more than 59 days delinquent, had a Cut-off Date Trust Balance of at least $_____________________, was secured by a mortgage in a [first or] second lien position and had a Combined Loan-to-Value Ratio as of the Cut-off Date which was not greater than [100% (rounded to the nearest percentage point)]. With respect to the Mortgage Loans, the average Cutoff Date Trust Balance was $__________________, the minimum Cut-off Date Trust Balance was $__________________, the maximum Cut-off Date Trust Balance was $________________________, the minimum Loan Rate and the maximum Loan Rate on the Cut-off Date were __________% and __________% per annum, respectively, and the weighted average Loan Rate on the Cut-off Date was __________% per annum. The weighted average Credit Limit Utilization Rate of the Mortgage Loans was ______% as of the Cut-off Date. The weighted average Combined Loan-to-Value Ratio of the Mortgage Loans was __________% as of the Cut-off Date and the weighted average Junior Mortgage Ratio was approximately __________%. The latest scheduled maturity of any Mortgage Loan is __________________________. With respect to __________% of the Mortgage Loans, the related Mortgaged Properties are located in California.

                  With respect to each Mortgage Loan, the "Combined Loan-to-Value Ratio" will be the ratio, expressed as a percentage, of the sum of
(i) the greater of the Cut-off Date Principal Balance or the Credit Limit, if applicable, and (ii) the principal balance of any related senior mortgage loan at origination of such Mortgage Loan (or, if appropriate, at the time of an appraisal subsequent to origination), to the [lesser of (x)] the appraised value of the related Mortgaged Property determined in the appraisal used in the origination of such Loan (or, if appropriate, the value determined in an appraisal obtained subsequent to origination [and (y) if applicable under the corresponding program, the sales price of each Mortgaged Property]. The "Junior Mortgage Ratio" will be the ratio, expressed as

                                                      S-16
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



a percentage, of the greater of the Cut-off Date Principal Balance or the Credit Limit, if applicable, of such Mortgage Loan to the sum of (i) the greater of the Cut-off Date Principal Balance or the Credit Limit, if applicable, of such Mortgage Loan and (ii) the principal balance of any related senior mortgage loan at origination of such Mortgage Loan. The "Credit Utilization Rate" is determined by dividing the Cut-off Date Principal Balance of a Mortgage Loan by the Credit Limit of the related Credit Line Agreement.

                  [As of the Cut-off Date the Loan Rates on approximately __________% of the Mortgage Loans are introductory rates that are lower than the rate that would have been in effect if the applicable [Index] and Gross Margin at the time these loans were originated were used to determine the Loan Rate. The Loan Rates for each of these Mortgage Loans will be fully indexed and will be based on the applicable [Index] and Gross Margin on their first Adjustment Date. As of the Cut-off Date, the weighted average months until these Mortgage Loans reach their first Adjustment Date is __________ months.]

                  [_____% of the Mortgage Loans were acquired by Residential Funding (in such capacity, the "Seller") from banks, savings and loan associations, mortgage bankers, investment banking firms and other mortgage loan originators and sellers not affiliated with the Seller (the "Program Sellers"), under the Seller's Home Equity Loan Program (the "Home Equity Loan Program"; such loans, the "Program Loans") on a servicing released basis.] [__________% of the Mortgage Loans were acquired by the Seller from GMAC Mortgage Corporation of PA ("GMACMC"; such loans, the "GMACMC Loans") in ______________________.]

                  Mortgage Loan Terms

                  Interest on each Mortgage Loan is calculated according to the daily simple interest method, and with respect to each Mortgage Loan, the billing cycle is the calendar month preceding a Due Date.

                  [Each Program Loan has a Loan Rate that is subject to adjustment on the first day (each such day, an "Adjustment Date") of each related billing cycle to equal the sum of (a) the [prime rate for corporate loans at United States commercial banks, as published in The Wall Street Journal] [other index] (the "Index") on the first business day of the month in which such billing cycle begins, and (b) a fixed percentage amount (the "Gross Margin") specified in the related Mortgage Note, provided, however, that the Loan Rate on each Mortgage Loan will in no event be greater than the maximum Loan Rate (the "Maximum Loan Rate") set forth in the related Mortgage Note, which will generally be ______% per annum subject to the maximum rate permitted by applicable law. If, on any day, more than one [prime rate or a range of prime rates for corporate loans at United States commercial banks] [other index] is published in The Wall Street Journal, the [Index] on such day will be, with respect to the Program Loans, the highest of the [prime rates] [other index] published.]

                  [Each GMACMC Loan has a Loan Rate that is subject to adjustment on each day of each related billing cycle to equal the sum of (a) the [Index] on any business day in such billing cycle, and (b) the Gross Margin [which is adjustable as provided in the related Mortgage Note [description of adjustment to be inserted]], provided, however, that the Loan Rate on each Mortgage Loan will in no event be greater than the Maximum Loan Rate as generally set forth in the related Mortgage Note subject to the maximum rate permitted by applicable law. If, on any day, more than one [prime rate

                                                      S-17
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



or a range of prime rates for corporate loans at United States commercial banks] [other index] is published in The Wall Street Journal], the [Index] on such day will be the highest [prime rate] [other index] published. As to each GMACMC
Loan, the Gross Margin is adjustable from time to time based on the then outstanding balance and the Combined Loan-to-Value Ratio.]

                  [Each Mortgage Loan had a term to maturity from the date of origination of not more than _______ years.] The Mortgagor for each Mortgage Loan may draw money (each, a "Draw") under the related Credit Line Agreement at any time [(i) during the entire term to maturity thereof, in the case of the GMACMC Loans, or (ii) during the period specified therein, in the case of the Program Loans] (such period as to any Mortgage Loan, the "Draw Period"). The Draw Period may be either [_____] years or [_____] years from the date of origination thereof. The maximum amount of each Draw with respect to any Mortgage Loan is equal to the excess, if any, of the Credit Limit over the principal balance outstanding under such Mortgage Note at the time of such Draw. See "Allocation of Payments between Trust Balances - Excluded Balances" hereunder. Each Mortgage Loan may be prepaid in full or in part at any time and without penalty, but with respect to each Mortgage Loan, the related Mortgagor will have the right during the related Draw Period to make a Draw in the amount of any prepayment theretofore made with respect to such Mortgage Loan. The Mortgage Note or Mortgage related to each Mortgage Loan will contain a customary "due-on-sale" clause.

                  As to each Mortgage Loan, the Mortgagor's rights to receive Draws during the Draw Period may be suspended, or the Credit Limit may be reduced, for cause under a number of circumstances, including, but not limited to: a materially adverse change in the Mortgagor's financial circumstances; a decline in the value of the Mortgaged Property significantly below its appraised value at origination; or a non-payment default by the Mortgagor. However, with respect to each Mortgage Loan, generally such suspension or reduction will not affect the payment terms for previously drawn balances. In the event of default under a Mortgage Loan, the Mortgage Loan may be terminated and declared immediately due and payable in full. For this purpose, a default includes, but is not limited to: the Mortgagor's failure to make any payment as required; any action or inaction by the Mortgagor that adversely affects the Mortgaged
Property or the rights in the Mortgaged Property; or fraud or material misrepresentation by a Mortgagor in connection with the Loan.

Mortgage Loan Characteristics

                  Set forth below is a description of certain additional characteristics of the Mortgage Loans as of the Cut-off Date. Unless otherwise specified, all principal balances of the Mortgage Loans are as of the Cut-off Date.

                                                       PROPERTY TYPE

                                                              Percent of
                                                           Pool by
                         Number of      Cut-off Date   by Cut-off Date
Property Type         Mortgage Loans    Trust Balance   Trust Balance
-------------         --------------    -------------   -------------
Single Family.......                  $                          %
Condominium.........
PUD/Townhouse.......
  Total.............

                                                      S-18
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





                                                 OCCUPANCY TYPES


       Occupancy (as                                        Percentage of
   indicated by Borrower   Number    Principal Balance      Mortgage Pool

Primary Residence.........                  $ .                   . %
Second/Vacation...........
Non Owner-occupied........                   .                    .
                                            ---
                              Total         $ .                       %



                                                      TRUST BALANCES
                                                                Percent of Pool
                             Number of        Cut-off Date      by Cut-off Date
Range of Trust Balance        Mortgage Loans  Trust Balance     Trust Balance
----------------------        --------------  -------------     -------------
$                          ..$                         %
$                          ..
$                          ..
$                          ..
$                          ..
$                          ..
$                          ..
$                          ..
$                          ..
$                          ..
$                          ..
  Total......................


                                               GEOGRAPHICAL DISTRIBUTION(1)

                                                    Percent of
                                                      Pool by
                Number of        Cut-off Date         Cut-off Date
State            Mortgage Loans   Trust Balance     Trust Balance
-----            --------------   -------------     -------------
 ............... $                          %





  Total........

------------------
(1) Geographical location is determined by the address of the Mortgaged Property securing the related Mortgage Loan.



                                                      S-19
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



                                               COMBINED LOAN-TO-VALUE RATIOS

                                                               Percent of
                                                              Pool by
 Range of Combined        Number of         Cut-off Date      Cut-off Date
Loan-to-Value Ratios       Mortgage Loans   Trust Balance     Trust Balance
--------------------       --------------   -------------     -------------
                  ........$                                   %
                  ........
                  ........
                  ........
                  ........
                  ........
                  ........
                  ........
                  ........
                  ........
  Total...................

------------------

         The weighted average Combined Loan-to-Value Ratio at origination of the Mortgage Loans secured by second liens will have been approximately _____%.
                                                  JUNIOR MORTGAGE RATIOS

                                                           Percent of
                                                           Pool by
Range of Junior         Number of         Cut-off Date     Cut-off Date
Mortgage Ratios          Mortgage Loans   Trust Balance     Trust Balance
---------------          --------------   -------------     -------------
                  ......$                                   %
                  ......
                  ......
                  ......
                  ......
                  ......
                  ......
                  ......
                  ......
                  ......
  Total.................

-----------------

         The weighted average Junior Mortgage Ratio as of the Cut-off Date will have been approximately _____%.
                                                        LOAN RATES

                                                           Percent of
                                                             Pool by
                        Number of       Cut-off Date      Cut-off Date
Range of Loan Rates      Mortgage Loans  Trust Balance     Trust Balance
-------------------      --------------  -------------     -------------
                   .....$                                   %
                   .....
                   .....
                   .....
                   .....
                   .....
                   .....
                   .....
                   .....
  Total.................

                                                      S-20
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





                                                       GROSS MARGINS

                                                             Percent of
                                                            Pool by
                          Number of         Cut-off Date    Cut-off Date
Range of Gross Margins(1)  Mortgage Loans  Trust Balance     Trust Balance
-------------------------  --------------  -------------     -------------
                  ........$                         %
                  ........
                  ........
                  ........
                  ........
                  ........
  Total...................

------------------
(1) As to the GMACMC Loans, the Gross Margin as of the Cut-off Date, subject to adjustment as described herein.


                                                      S-21
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



                                              CREDIT LIMIT UTILIZATION RATES

                                                          Percent of
                                                              Pool by
    Range of Credit        Number of        Cut-off Date   Cut-off Date
Limit Utilization Rates   ortgage Loans     Trust Balance  Trust Balance
-----------------------   -------------     -------------  -------------
                  ........                $                         %
                  ........
                  ........
                  ........
                  ........
                  ........
                  ........
                  ........
                  ........
                  ........
                  ........
  Total...................


                                            CREDIT LIMITS

                                                              Percent of
                             Number of       Cut-off Date     by Cut-off Date
Range of Credit Limits      Mortgage Loans  Trust Balance     Trust Balance
----------------------     --------------   ------------     -------------
$                      ......$              $    %
$                      ......
$                      ......
$                      ......
$                      ......
$                      ......
$                      ......
$                      ......
$                      ......
$                      ......
$                      ......
  Total......................


                                                  INTEREST RATE CEILINGS
                                                                 Percent of
                                   Number of       Cut-off Date   Pool by
                                   Mortgage Loans  Trust Balance  Cut-off Date
 Range of Interest Rate Ceilings                                   Trust Balance
-------------------------------    --------------  -------------   -------------
                    ............                         $                %
                    ............
                    ............
                    ............
                    ............
  Total.........................



                                                      S-22
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



                                  MONTHS REMAINING TO SCHEDULED MATURITY

                                                                    Percent of
                                                                     Pool by
       Range of Months                 Number of    Cut-off Date  Cut-off Date
Remaining to Scheduled Maturity     Mortgage Loans  Trust Balance Trust Balance
-------------------------------     --------------  ------------- -------------
                    ............                  $                        %
                    ............
                    ............
                    ............
                    ............
                    ............
                    ............
                    ............
  Total.........................


                                                     ORIGINATION YEAR

                                               Percent of
                                                Pool by
                  Number of    Cut-off Date  Cut-off Date
Origination Year              Mortgage Loans Trust Balance     Trust Balance
----------------              -------------- -------------     -------------
    1987..........           $                        %
    1988..........
    1989..........
    1990..........
    1991..........
    1992..........
    1993..........
    1994..........
    1995..........
    1996..........
  Total...........


                                                       LIEN PRIORITY

                                   Percent of
                                  Pool by
                    Number of      Cut-off Date  Cut-off Date
Lien Priority    Mortgage Loans    Trust Balance Trust Balance
-------------    --------------    ------------- -------------
First Lien.......                $                        %
Second Lien......
  Total..........


                                            DAYS DELINQUENT AS OF CUT-OFF DATE

                                      Percent of
                                        Pool by
                     Number of       Cut-off Date  Cut-off Date
Days Delinquent   Mortgage Loans     Trust Balance Trust Balance
---------------   --------------     ------------- -------------
Current...........                 $                        %
30-59.............
  Total...........



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



                                                        LOAN SOURCE

                               Percent of
                                Pool by
 Number of      Cut-off Date   Cut-off Date
Loan Source                     Mortgage Loans  Trust Balance     Trust Balance
-----------                     --------------  -------------     -------------
 ...............................$                        %
 ...............................
 ...............................
  Total........................


Underwriting Standards

         [For a description of the underwriting standards and procedures applicable to the Program Loans originated under the Seller's Home Equity Loan Program, see "Mortgage Loan Program - Underwriting Standards - Guide Standards" in the Prospectus. The Program Loans included in the Mortgage Pool were originated subject to a maximum CLTV of __% and a maximum total monthly debt to income ratio of __%, with variations permitted in certain cases based on compensating factors. [include additional details as appropriate]]

     [Following is a brief description of the various underwriting standards and procedures applicable to the different Mortgage Loans.]
  [GMACMC Loans

         The GMACMC Loans were originated by GMACMC pursuant to its home equity credit line program (the "GMACMC Program"). The GMACMC Program was initiated in 1987, and involves origination of home equity lines through GMACMC's own central, regional and branch offices. The underwriting criteria under the GMACMC Program differ from those under the Goal Line Program in a number of respects.

         The underwriting standards applicable to the GMACMC Loans generally do not require the GMACMC Loans to have been fully documented. Although most of the GMACMC Loans will have been originated under full documentation or alternative documentation programs, certain of the GMACMC Loans will also have been originated under limited documentation programs. Limited documentation programs generally permit fewer supporting documents to be obtained or waive income and employment documentation requirements, and limited documentation programs generally compensate for increased credit risk by placing greater emphasis on the review of the property to be financed. In accordance with GMACMC's mortgage loan programs, a limited number of the GMACMC Loans may have been originated pursuant to an executive employee program in which no income, asset or employment verifications or appraisals were required.

         The maximum Combined Loan-to-Value ratio at origination for a GMACMC Loan is generally 90%, with mortgage insurance generally required on most GMACMC Loans with Combined Loan-to-Value ratio's at origination over 80% (generally such loans also are subject to a Gross Margin 1.00% higher than would otherwise apply). The total debt to income ratio is generally required to be not greater than 38% under the GMACMC Program, although variances are permitted based on compensating factors. For this purpose, the required monthly payments on the GMACMC Loans are

                                                      S-24
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



assumed to be equal to one month's interest accrued at the related initial mortgage rates on the amounts of the related credit limits. Title insurance is required on all GMACMC Loans with Credit Limits in excess of $100,000, or which are in a first lien position.

         As to each of the GMACMC Loans, the payment of the full outstanding principal balance of the Mortgage Loan at maturity generally will depend on the borrower's ability to obtain refinancing or to sell the related Mortgaged Property prior to the maturity of the Mortgage Loan, and there can be no assurance that such refinancing will be available to the borrower or that such a sale will be possible. The GMACMC Program underwriting standards may be varied in appropriate cases. There can be no assurance that every GMACMC Loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of the GMACMC Loans will be equivalent under all circumstances.]

              [Describe other applicable underwriting standards]

Representations and Warranties

         [Each Program Seller [and GMACMC] has made or will make certain limited representations and warranties regarding the related Mortgage Loans, as of the date of purchase thereof by the Seller. However, such representations and warranties will not be assigned to the Trustee for the benefit of the holders of the related series of Certificates, and therefore a breach of such representations and warranties will not be enforceable on behalf of the Trust Fund. Residential Funding in its capacity as Seller will make certain limited representations and warranties regarding the Mortgage Loans to the Company at the time that they are sold to the Company. See "Mortgage Loan Program--Qualifications of Sellers" and "--Representations as to the Mortgage Loans" and "Description of the Certificates--Review of Mortgage Loans" in the Prospectus.]

[Delinquency and Foreclosure Experience.]

     [The Initial Subservicer with respect to the Program Loans will be ____________ (the "Program Loan Subservicer"), [and the Initial Subservicer with respect to the GMACMC Loans will be GMACMC]. See "Pooling and Servicing Agreement - Initial Subservicers" herein.]
         [Because the Home Equity Loan Program was recently established, and Program Loans were not originated thereunder prior to _________ 1994, the loss and delinquency experience to date of such Program Loans does not provide a sufficient basis for meaningful comparison with other home equity line of credit programs and is therefore not included herein. Furthermore, Residential Funding did not acquire significant amounts of other home equity lines of credit prior to the commencement of the Home Equity Loan Program. Although the Program Loan Subservicer has been servicing home equity lines of credit since ____, as a result of substantial differences between the Program Loans and other home equity lines of credit serviced by the Program Loan Subservicer with respect to underwriting standards, loan terms and conditions, the loss and delinquency experience of the Program Loan Subservicer does not provide a sufficient basis for meaningful evaluation of the Program Loan Subservicer's ability to subservice the Program Loans and is therefore not included herein. Furthermore, because none of the Program Sellers sold to the Seller more than __% of the Program Loans included in the Mortgage Pool (by Cut-off Date Trust Balance) and as a result of substantial differences between the Program Loans and other home equity lines of credit serviced by the Program Sellers, the loss and delinquency

                                                      S-25
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



experience of each of the Program Sellers does not provide a sufficient basis for any meaningful evaluation of the Program Loans and is therefore not included herein.]

         [The following tables summarize the delinquency and loss experience for all home equity loans originated or acquired and serviced by GMACMC during the period the related home equity loans have been serviced by such Initial Subservicer. The data presented in the following tables is for illustrative purposes only, and there is no assurance that the delinquency and loss experience of the Mortgage Loans will be similar to that set forth below.

         The information in the tables below has not been adjusted to eliminate the effect of the significant growth in the size of GMACMC's home equity loan portfolio during the periods shown. Accordingly, loss and delinquency as percentages of aggregate principal balance of such mortgage loans serviced for each period would be higher than those shown if a group of such mortgage loans were artificially isolated at a point in time and the information showed the activity only in that isolated group. However, since most of such mortgage loans in GMACMC's home equity loan portfolio will not be fully seasoned and since the terms of most of such mortgage loans will not call for payment of principal in full prior to maturity, the delinquency and loss information for such an isolated group would also be distorted to some degree.

         There can be no assurance that the delinquency experience set forth below with respect to the GMACMC Loans will be representative of the results that may be experienced with respect to the Program Loans serviced by the Program Loan Subservicer.

     GMACMC Delinquency Experience



                                Year Ended December 31,
---------------------------------------------------------------------------
            199_                         199_                199_

Number of Accounts with
  Balances Managed..................

Aggregate Amount
  Outstanding..........................

Loan Balance of Mortgage Loans
  30-59 Days Past Due(1)...........

Loan Balance of Mortgage Loans
  60-89 Days Past Due(1)...........

Loan Balance of Mortgage Loans
  90+ Days Past Due(1)............

Loan Balance of Mortgage Loans
  30+ Days Past Due(1)...........

Loan Balance of Mortgage Loans
  30+ Days Past Due as a
  Percentage of Aggregate
  Amount Outstanding..............


                                                      S-26
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





Foreclosures and Bankruptcies....

Real Estate Owned..................

---------------
(1) Contractually past due excluding loans in the process of foreclosure and loans where the borrower has filed for bankruptcy. (2) Real estate owned ("REO") numbers for 199_ and 199_ are not available.


                                                       GMACMC Loss Experience




                  Year ended December 31,
---------------------------------------------------------------------
 199                      199                        199
 ----                     ----                       ---

Average Amount Outstanding(1)..............................

Charge-offs(2)...............................................

Charge-offs as a Percentage of Average
  Amount Outstanding...........................................

--------------
(1) Average Amount Outstanding is computed using the beginning-of-period and the end-of-period aggregate loan balances. (2) Charge-offs refers to writedowns on properties prior to liquidation, as adjusted to reflect the actual liquidated loss incurred on a mortgaged property when finally liquidated.
(3) Annualized.
(4) GMACMC does not separately calculate gross losses and net losses.

         [INSERT ADDITIONAL MORTGAGE LOANS SELLER'S PORTFOLIO DELINQUENCY AND LOSS EXPERIENCE IF APPROPRIATE.]


                                                   [THE INSURER]

                                           [Description of the Insurer]

                                   ALLOCATION OF PAYMENTS BETWEEN TRUST BALANCES
                                               AND EXCLUDED BALANCES

         Pursuant to the Purchase Agreement (the "Purchase Agreement") between Residential Funding and the Company pursuant to which the Trust Balances of the Mortgage Loans will be transferred to the Company immediately prior to the initial issuance of the Certificates, Residential Funding will transfer to the Company (and therefore the Trust Fund will include) only the Trust Balance of each Mortgage Loan outstanding at any time. The "Trust Balance" for any Mortgage Loan for any day (i.e., the portion of the outstanding principal balance of such Mortgage Loan owned by the Trust Fund on such day) is equal to (i) the unpaid principal balance of the Mortgage Loan as of the Cut-off Date (the "Cut-off Date Trust Balance"), less (ii) the aggregate of all payments and other collections (including any related Liquidation Proceeds and Insurance Proceeds, but not proceeds paid under the Policy) applied to reduce the Principal Balance of such Mortgage Loan together with the proceeds of the repurchase of any

                                                      S-27
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



Mortgage Loans received during any Collection Period, multiplied by the Trust Percentage applicable to the Collection Period in which such amounts were received (such amounts for any Collection Period, "Trust Principal Collections"). The "Trust Percentage" for any Collection Period is the
percentage obtained by dividing the Trust Balance as of the end of the immediately preceding Collection Period by the Principal Balance as of the end of the immediately preceding Collection Period. The Trust Balance of any Mortgage Loan will not include any portion of the Principal Balance attributable to Draws made after the Cut-off Date. That portion of the Principal Balance of any Mortgage Loan not included in the Trust Balance at any time is referred to as the "Excluded Balance," which will include balances attributable to Draws after the Cut-off Date.

         Pursuant to the Purchase Agreement:

a) all payments and other collections applied to reduce the Principal Balance of any Mortgage Loan shall be allocated on a pro rata basis as follows: (i) in reduction of the Trust Balance, the portion thereof included in "Trust Principal Collections"; and (ii) in reduction of the Excluded Balance, the remainder of such payments and collections;

b) all payments and other collections applied as interest on any Mortgage Loan shall be allocated on a pro rata basis as follows: (i) to the Trust Balance, the portion thereof included in "Trust Interest Collections"; and
   (ii) to the Excluded Balance, the remainder of such payments and collections; and

c) all losses  realized upon any termination or
   liquidation of any Mortgage Loan  (including
   any   unrecovered   expenses  in  connection
   therewith)  shall be allocated on a pro rata
   basis as between  the Trust  Balance and the
   Excluded  Balance  based  on the  respective
   amounts   thereof  as  of  the  end  of  the
   immediately preceding Collection Period.



                                      DESCRIPTION OF THE SENIOR CERTIFICATES

General

         The Series 199__-___ Home Equity Loan Pass-Through Certificates will include the following classes (the "Certificates"): (i) Class A Certificates (the "Senior Certificates"), (ii) Class R Certificates (the "Residual Certificates") and (iii) Class B Certificates. Only the Senior Certificates are offered hereby.

         The Certificates will evidence the entire beneficial ownership interest in the Trust Fund. The Trust Fund will consist of: (i) the Trust Balance of the Mortgage Loans; (ii) such assets as from time to time are identified as deposited in respect of the Trust Percentage of the Mortgage Loans in the Custodial Account and in the Certificate Account and belonging to the Trust Fund; (iii) property acquired by foreclosure of the Trust Percentage of such Mortgage Loans or deed

                                                      S-28
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



in lieu of foreclosure; and (iv) any applicable Hazard Insurance Policies and all proceeds thereof. The Senior Certificates will be entitled to the benefit of a financial guaranty insurance policy (the "Policy") to be issued by ___________________________________ (the "Insurer"). [The Policy is not part of the Trust Fund.]

         [The Class A Certificates (the "Book-Entry Certificates") will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") [in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.] [CEDEL and Euroclear will hold omnibus positions on behalf of their Participants (as defined in the Prospectus) through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC.] The Book-Entry Certificates will be issued in minimum denominations of $____________ and integral multiples of $_____ in excess thereof.]

         [The Book-Entry Certificates will be represented by one or more certificates registered in the name of the nominee of DTC. The Company has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). No person acquiring an interest in the Book-Entry Certificates (a "Beneficial Owner") will be entitled to receive a certificate representing such person's interest (a "Definitive Certificate"), except as set forth below under "--Book-Entry Registration of the Class A Certificates--Definitive Certificates." Unless and until Definitive Certificates are issued for the Book-Entry Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Book-Entry Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures.]

[Book-Entry Registration of the Class A Certificates

         General. Beneficial Owners that are not Participants or Intermediaries (as defined in the Prospectus) but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the related Book-Entry Certificates may do so only through Participants and Intermediaries. In addition, Beneficial Owners will receive all distributions of principal of and interest on the related Book-Entry Certificates from the Paying Agent (as defined in the Prospectus) through DTC and Participants. Accordingly, Beneficial Owners may experience delays in their receipt of payments. Unless and until Definitive Certificates are issued for the related Book-Entry Certificates, it is anticipated that the only registered Certificateholder of such Book-Entry Certificates will be Cede, as nominee of DTC. Beneficial Owners will not be recognized by the Trustee or the Master Servicer as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Beneficial Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC, its Participants and Intermediaries.


                                                      S-29
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



         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Book-Entry Certificates among Participants and to receive and transmit distributions of principal of, and interest on, such Book-Entry Certificates. Participants and Intermediaries with which Beneficial Owners have accounts with respect to such Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess physical certificates evidencing their interests in the Book-Entry Certificates, the Rules provide a mechanism by which Beneficial Owners, through their Participants and Intermediaries, will receive distributions and will be able to transfer their interests in the Book-Entry Certificates.

         None of the Company, the Master Servicer, the Insurer or the Trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Definitive Certificates. Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under "Description of the Certificates--Form of Certificates."
         Upon the occurrence of an event described in the Prospectus in the third paragraph under "Description of the Certificates--Form of Certificates," the Trustee is required to notify, through DTC, Participants who have ownership of Book-Entry Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their Book-Entry Certificates. Upon surrender by DTC of the definitive certificates representing the Book-Entry Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will reissue the Book-Entry Certificates as Definitive Certificates issued in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee and the Master Servicer will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

         For  additional  information  regarding DTC,  CEDEL,  Euroclear and the
Book-Entry   Certificates,   see  "Description  of  the   Certificates--Form  of
Certificates" in the Prospectus.]

Available Distribution Amount

         The "Available Distribution Amount" for any Distribution Date is equal to the sum of (i) the Trust Interest Collections received during the related Collection Period, (ii) the Trust Principal Collections received during the related Collection Period and (iii) any amounts distributed under the Policy during the related Collection Period, reduced by the Servicing Fees for the related Collection Period. The "Collection Period" as to any Distribution Date, other than the first Distribution Date, is the calendar month preceding the month of such Distribution Date, and as to the first Distribution Date is the period from the Cut-off Date through ______________________. The Trust Interest Collections for any Collection Period is the aggregate of all amounts received and applied as payments of interest on each Mortgage Loan during the related Collection Period, in each case multiplied by a fraction equal to the average

                                                      S-30
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



daily Trust Balance divided by the average daily Principal Balance for the period with respect to which such interest payment accrued (or, for any interest payment accrued for a period prior to the Cut-off Date, the entire amount thereof).

Interest Distributions

         On each Distribution Date, holders of each class of Senior Certificates will be entitled to receive interest distributions (for any Distribution Date, the "Accrued Certificate Interest") in an amount equal to interest on the Certificate Principal Balance thereof for the related Interest Period at the then-applicable Pass-Through Rate.

         [Interest on the Certificates in respect of any Distribution Date will accrue from the preceding Distribution Date (or in the case of the first Distribution Date, from the Delivery Date) through the day preceding such Distribution Date (each such period, an "Interest Period") on the basis of the actual number of days in the Interest Period and a 360-day year.]

         If on any Distribution Date the Available Distribution Amount is less than Accrued Certificate Interest on the Senior Certificates for such Distribution Date, and if payment were not made as required under the Policy, the amount of any interest shortfalls will constitute unpaid Accrued Certificate Interest and will be distributable to holders of the Certificates of such classes entitled to such amounts on subsequent Distribution Dates, to the extent of available funds after interest distributions as required herein. [Any such amounts so carried forward will not bear interest.] Any interest shortfalls will not be offset by a reduction in the servicing compensation of the Master Servicer or otherwise.

         The Pass-Through Rate on the Senior Certificates for any Distribution Date will equal [the sum of (i) [the London Interbank offered rate for one-month Eurodollar deposits ("LIBOR") appearing on the Telerate Screen Page 3750, as of the second LIBOR Business Day (as defined herein) prior to the first day of such Interest Period (or as of two LIBOR Business Days prior to the Closing Date, in the case of the first Interest Period)][other index applicable to Certificates] and (ii) _____%, subject to a maximum Pass-Through Rate equal to the average of the Net Loan Rates on the Mortgage Loans in effect during the second preceding Collection Period, weighted based on the respective Trust Balances thereof]. The Net Loan Rate for each Mortgage Loan is equal to the Loan Rate thereon minus the Servicing Fee.

         The Accrued Certificate Interest allocable to each class of Senior Certificates is based on the Certificate Principal Balance of such class. The Certificate Principal Balance of any Senior Certificate as of any date of determination is equal to the initial Certificate Principal Balance thereof, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Certificate and (b) any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of the Trust Percentage of Realized Losses in the manner described herein.

Principal Distributions on the Senior Certificates

         Holders of the Senior Certificates in the aggregate will be entitled to receive on each Distribution Date, to the extent of the portion of the Available Distribution Amount remaining

                                                      S-31
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



after the aggregate amount of Accrued Certificate Interest to be distributed to the holders of the Senior Certificates for such Distribution Date is so distributed, a distribution allocable to principal equal to the sum of the following (the "Senior Principal Distribution Amount"):

         (i) the Trust Principal Collections for the related Collection Period;

         (ii) the then applicable Senior Percentage of the Trust Percentage of any Realized Losses incurred during the related Collection Period;

         (iii) the Carryover Senior Loss Amount from any previous Collection Period, to the extent that such amounts were not previously distributed on the Senior Certificates or reflected in a reduction of either the Overcollateralization Amount or the Certificate Principal Balance of the Class B Certificates; and

         (iv) to the extent of the portion of the Available Distribution Amount remaining after the foregoing distributions and any amounts then payable to the Insurer as described herein and interest distributions on the Class B Certificates for such Distribution Date, an additional amount equal to the Accelerated Principal Payment Amount for such Distribution Date.

         For any Distribution Date, the "Accelerated Principal Payment Amount" is the amount required to bring the Overcollateralization Amount up to the Overcollateralization Target for such Distribution Date (after giving effect to any amounts distributable in respect of principal on the Class B Certificates on such Distribution Date). Initially, the Overcollateralization Target as of the time of any determination is equal to the excess (if any) of (i) ____% of the Cut-off Date Trust Balance over (ii) the Certificate Principal Balance of the Class B Certificates. The Overcollateralization Target may be increased or reduced from time to time pursuant to the terms of the Pooling and Servicing Agreement. If the Overcollateralization Target is reduced on any Distribution Date, the amount of the Trust Principal Collections distributed pursuant to clause (i) of the definition of Senior Principal Distribution Amount will be reduced on such Distribution Date and each subsequent Distribution Date to the extent the remaining Overcollateralization Amount is in excess of the reduced Overcollateralization Target until the Overcollateralization Amount equals the Overcollateralization Target.

         The "Overcollateralization Amount" on any Distribution Date is the amount, if any, by which the aggregate Trust Balances of the Mortgage Loans as of the end of the related Collection Period exceeds the aggregate Certificate Principal Balances of the Certificates.

         The "Carryover Senior Loss Amount" for any Distribution Date is equal to all amounts determined under clause (ii) of the definition of Senior Principal Distribution Amount for any previous Distribution Date.

         The Senior Percentage, which initially will equal approximately _____% and will in no event exceed 100%, will be adjusted for each Distribution Date to be the percentage equal to the aggregate Certificate Principal Balance of the Senior Certificates immediately prior to such Distribution Date divided by the aggregate Trust Balance of all of the Mortgage Loans as of the end of the immediately preceding Collection Period.

                                                      S-32
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




         The Master Servicer may elect to treat the Trust Percentage of Insurance Proceeds and Liquidation Proceeds received in any calendar month as included in the Available Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. If the Master Servicer so elects, such amounts will be deemed to have been received (and any related Realized Loss shall be deemed to have occurred) on the last day of the month prior to the receipt thereof.

The Policy

         [On or before the Closing Date, the Policy will be issued by the Insurer pursuant to the provisions of the Insurance and Reimbursement Agreement (the "Insurance Agreement") to be dated as of ________________, among the Company, the Master Servicer and the Insurer.

         The Policy will unconditionally and irrevocably guarantee principal payments on the Securities plus accrued and unpaid interest due on the Senior Certificates. On each Payment Date, a draw will be made on the Policy equal to the sum of (a) the amount by which the Accrued Certificate Interest on the Senior Certificates exceeds the Available Distribution Amount on such Distribution Date and (b) the amount (the "Guaranteed Principal Payment Amount"), if any, by which the aggregate Certificate Principal Balance of the Senior Certificates exceeds the aggregate Trust Balances of the Mortgage Loans at the end of the related Collection Period (after giving effect to all amounts distributable and allocable to principal on the Senior Certificates on such Distribution Date).

         In the absence of payments under the Policy, Senior Certificateholders will bear directly the credit and other risks associated with their investment to the extent not covered by Subordination or the Overcollateralization Amount.]



                                                      S-33
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



Allocation of Losses; Overcollateralization and Subordination

         The Policy will cover the Guaranteed Principal Payment Amount on any Distribution Date, which could result from the Trust Percentage of all Realized Losses not otherwise covered by Subordination or the Overcollateralization Amount. Notwithstanding the foregoing, if payments were not made as required under the Policy, the Trust Percentage of Realized Losses could be allocated to the Senior Certificates based on the following priorities.

         The Senior Percentage of the Trust Percentage of any Realized Losses on the Mortgage Loans and other shortfalls in amounts distributable on the Senior Certificates will be allocated to or covered by: first, amounts otherwise distributable to the Class R Certificates; (ii) second, a reduction in the then current Overcollateralization Amount, if any; (iii) third, amounts otherwise distributable to the Class B Certificates; (iv) fourth, to the Class B Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and (v) fifth, amounts payable under the Policy. Any allocation of the Trust Percentage of a Realized Loss to a Certificate will be made by reducing the Certificate Principal Balance thereof, in the case of the principal portion of such Trust Percentage of a Realized Loss, and the Accrued Certificate Interest thereon, in the case of the interest portion of such Trust Percentage of a Realized Loss, by the amount so allocated as of the Distribution Date occurring in the month following the calendar month in which such Realized Loss was incurred. As used herein, "Subordination" refers to the provisions discussed above for the sequential allocation of Realized Losses among the various classes, as well as all provisions effecting such allocations including the priorities for distribution of cash flows in the amounts described herein.]

         With respect to any defaulted Mortgage Loan that is finally liquidated, through foreclosure sale, disposition of the related Mortgaged Property if acquired on behalf of the Certificateholders by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will equal the portion of the Principal Balance remaining, if any, plus interest thereon through the last day of the month in which such Mortgage Loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Master Servicer or the Subservicer for expenses, including attorneys' fees) towards interest and principal owing on the Mortgage Loan. Such amount of loss realized is referred to herein as "Realized Losses."

         In order to maximize the likelihood of distribution in full of amounts of interest and principal to be distributed to holders of the Senior Certificates on each Distribution Date, holders of Senior Certificates have a right to distributions of the Available Distribution Amount that is prior to the rights of the holders of the Class B Certificates and the Class R Certificates.


                                                      S-34
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



                                    CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

General

         The yield to maturity and the aggregate amount of distributions on the Senior Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans, the amount and timing of Mortgagor defaults resulting in Realized Losses and by adjustments to the Loan Rates. Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments on the Mortgage Loans in the Trust Fund. The rate of principal payments on such Mortgage Loans will in turn be affected by the rate and timing of principal payments in excess of required installments, prepayments or terminations by the Mortgagors, [Draws on the related Credit Line Agreements,] liquidations of defaulted Mortgage Loans and purchases of Mortgage Loans due to certain breaches of representations and warranties. The timing of changes in the rate of principal payments, prepayments or terminations, [Draws on the related Credit Line Agreements,] liquidations and repurchases of the Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the Prospectus under "Risk Factors" and "Yield and Prepayment Considerations"), no assurance can be given as to such rate or the timing of principal payments on the Senior Certificates.

         The Mortgage Loans generally may be prepaid by the Mortgagors at any time without payment of any prepayment fee or penalty. There can be no assurance as to the rate of principal payments on the Mortgage Loans [and there can be no assurance of the rate of Draws thereon]. Due to the unpredictable nature of both principal payments and Draws, the rates of principal payments net of Draws for the Mortgage Loans may be much more volatile than for typical first lien mortgage loans. All of the Mortgage Loans contain "due-on-sale" provisions, and the Master Servicer intends to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related Mortgage Loan.

         [Because the Mortgage Loans do not require minimum principal payments in any month, there may be no principal distributions on the Senior Certificates in any month.]

         The amount of interest otherwise payable to holders of the Senior Certificates will be reduced by any interest shortfalls to the extent not covered by distributions on the Class R Certificates, the Overcollateralization Amount, the Class B Certificates or the Policy.

         In addition, the yield to maturity of the Senior Certificates will depend on, among other things, the price paid by the holders of the Senior Certificates and the then applicable Pass-Through Rate. The extent to which the yield to maturity of a Senior Certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a class of Senior Certificates is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a class of Senior Certificates is purchased at a discount and principal distributions thereon occur

                                                      S-35
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



at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. For additional considerations relating to the yield on the Certificates, see "Yield and Prepayment Considerations" in the Prospectus.

         To the extent required minimum monthly payments are equal to or not significantly larger than the amount of interest currently accruing thereon, the outstanding principal amount of such Mortgage Loan prior to maturity will not fully amortize prior to maturity. As a result, a borrower will generally be required to pay a substantial principal amount at the maturity of such Mortgage Loan. Such Mortgage Loans pose a greater risk of default than fully-amortizing Mortgage Loans, because the Mortgagor's ability to make such a substantial payment at maturity will generally depend on the Mortgagor's ability to obtain refinancing of such Mortgage Loans or to sell the Mortgaged Property prior to the maturity of the Mortgage Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the Mortgagor's personal economic circumstances, the Mortgagor's equity in the related Mortgaged Property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions. For a general discussion of factors that may affect a Mortgagor's personal economic circumstances, see "Risk Factors--Special Features of the Mortgage Loans--Mortgagor Credit Risks" and "Yield and Prepayment Considerations" in the Prospectus.

         For any Mortgage Loans secured by junior mortgages, any inability of the Mortgagor to pay off the balance thereof may also affect the ability of the Mortgagor to obtain refinancing at any time of any related senior mortgage loan, thereby preventing a potential improvement in the Mortgagor's circumstances.

         The yield to maturity of the Certificates of any series, or the rate and timing of principal payments [(or Draws if applicable)] on the related Mortgage Loans and corresponding distributions on the Certificates, will also be affected by the specific terms and conditions applicable to the Certificates. Since the index used to determine the Pass-Through Rates for the Certificates is different from the Index applicable to the Mortgage Rates of the underlying Mortgage Loans, the yield on the Certificates may be reduced by application of the cap on the Pass-Through Rates based on the weighted average of the Net Loan Rates. Changes in the relationship between the two indexes may also affect the timing of certain principal distributions on the Certificates and may affect the Overcollateralization Amount. See "Yield and Prepayment Considerations" in the Prospectus.

         Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the Senior
Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid. Collections on the Home Equity Loans may vary because, among other things, borrowers may make payments during any month as low as the interest payment or such month or as high as the entire outstanding balance plus accrued interest thereon. Collections on the Home Equity Loans may also vary due to seasonal purchasing and payment habits of borrowers. No assurance can be given as to the level of prepayments that the Home Equity Loans will experience, and it can be expected that a portion of borrowers will not prepay their Home Equity Loans to any significant degree.

                                                      S-36
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




         The assumed final Distribution Date with respect to each class of Senior Certificates is ______________________, which is the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan. No event of default, change in the priorities for distribution among the various classes or other provision under the Pooling and Servicing Agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any class of Certificates on or before its assumed final Distribution Date.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Constant Prepayment Rate model ("CPR"), assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate or CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume a _____% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year. No representation is made that the Mortgage Loans will prepay at that or any other rate.

         The table set forth below has been prepared on the basis of certain assumptions as described below regarding the weighted average characteristics of the Mortgage Loans that are expected to be included in the Trust Fund as described under "Description of the Mortgage Pool" herein and the performance thereof. The table assumes, among other things, that: (i) as of the date of issuance of the Class A Certificates, the aggregate principal balance of the Mortgage Loans is $_________________, and each Mortgage Loan has a Loan Rate of _____% per annum and a Servicing Fee of ______% per annum, [an original term to maturity of _____ months and a remaining term to stated maturity of _____
months]; (ii) none of the Unaffiliated Sellers, the Master Servicer or the Company will repurchase any Mortgage Loan, as described under "Mortgage Loan Program--Representations by Sellers" and "Description of the Certificates--Assignment of the Mortgage Loans" in the Prospectus, and the Master Servicer will not exercise any option to purchase the Mortgage Loans and thereby cause a termination of the Trust Fund or to purchase the Senior
Certificates; (iii) there are no delinquencies or Realized Losses on the Mortgage Loans; (iv) payments on the Certificates will be received on the _____ day of each month, commencing __________________, 199___; (v) payments on the Mortgage Loans earn no reinvestment return; (vi) there are no additional ongoing Trust Fund expenses payable out of the Trust Fund; (vii) the Certificates will be purchased on __________________, 199___ and [add additional assumptions for modeling purposes e.g., the only principal payments on the Mortgage Loans are those represented by prepayments calculated under the prepayment assumptions].

         The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in constructing the table set forth below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Mortgage Loans will prepay at a constant level of CPR until maturity or that all of the Mortgage Loans will prepay at the same level of CPR. Moreover, the diverse remaining terms to stated maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table at the various constant percentages of CPR specified, even if the weighted average remaining term to stated maturity of the Mortgage Loans is as assumed. Any difference between such

                                                      S-37
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



assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment experience, will affect the percentages of initial Certificate Principal Balances outstanding over time and the weighted average life of the Class A Certificates. Subject to the foregoing discussion and assumptions, the following table indicates the weighted average life of the Class A Certificates, and sets forth the percentages of the initial Certificate Principal Balance of the Class A Certificates that would be outstanding after each of the dates shown at various percentages of CPR.

 Percent of Initial Principal Balance Outstanding at the Following Percentages f [SPA][CPR]


                                                                                                 Class A

                             ------------------------------------------------------------------------------------------------------

Distribution
Date                           __%            __%            __%         __%             __%            __%            __%
---------------------        ------------   -------------  ----------  --------------  -------------- -------------- --------------
Initial                        100            100            100               100             100            100            100
Percentage.........


Weighted
Average Life in
Years**............




-----------------
(*)      Indicates a number that is greater than zero but less than 0.5%.
(**)     The  weighted  average life of a  Certificate  of any class is
         determined  by  (i)   multiplying   the  amount  of  each  net
         distribution in reduction of Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

This table has been prepared based on the assumptions described in the second paragraph preceding this table (including the assumptions regarding the characteristics and performance of the Mortgage Loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                                                      S-38
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




                                          POOLING AND SERVICING AGREEMENT

General

         The Certificates will be issued pursuant to the Pooling and Servicing Agreement. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement and the Senior Certificates. [The Trustee will appoint ______________________ to serve as Custodian in connection with the Certificates.] The Senior Certificates will be transferable and exchangeable at the corporate trust office of the Trustee, which will serve as Certificate Registrar and Paying Agent. The Company will provide a prospective or actual Certificateholder without charge, on written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to the [__________] of Residential Funding Mortgage Securities II, Inc., [____________________]. In addition to the circumstances described in the Prospectus, the Company may terminate the Trustee for cause under certain circumstances. See "The Pooling and Servicing Agreement--The Trustee" in the Prospectus.

The Master Servicer

         [Residential Funding Corporation, an indirect wholly-owned subsidiary of GMAC Mortgage and an affiliate of the Company, will act as master servicer for the Certificates pursuant to the Pooling and Servicing Agreement. For a general description of the Master Servicer and its activities, see "The Pooling and Servicing Agreement" in the Prospectus.]

Servicing and Other Compensation and Payment of Expenses

         The Master Servicer will be responsible for servicing the Mortgage Loans directly or through one or more subservicers in accordance with the RFC Home Equity Loan Program ("Home Equity Loan Program"), the Master Servicer's policies and procedures for servicing home equity loans, and in accordance with the terms of the Pooling and Servicing Agreement. Generally, the duties of the Master Servicer include: (i) the aggregation of information and payments from subservicers relating to the Mortgage Loans; (ii) the supervision of loss mitigation efforts, foreclosure proceedings, delinquent Mortgage Loans and, if applicable, the disposition of Mortgaged Properties; (iii) the compilation of certain information with respect to the Mortgage Loans for the benefit of Holders; and (iv) the preparation of tax returns and tax related information in connection with the Mortgage Loans.

         The Master Servicer will deposit all Trust Collections to the Custodial Account. Each month on the later of (a) the ___ day of each month or if such day is not a Business Day, the next succeeding Business Day and (b) the ___ Business Day prior to each Distribution Date (the "Determination Date"), the Master Servicer will calculate, and instruct the Trustee regarding the amounts to be paid, with respect to the related Collection Period to the Certificateholders.

         Billing statements are mailed monthly by the subservicers. The statement details all debits and credits and specifies the minimum payment due and the available credit line. Notice of changes in the applicable Loan Rate are provided by the subservicer to the Mortgagor with such statements. All payments are due by the __________ or _________ day of the month.

                                                      S-39
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




         [The Master Servicer will determine whether to institute a foreclosure proceeding on the underlying property for defaulted Mortgage Loans or write off the principal balance of the Mortgage Loan as a bad debt. See "Risk Factors" and "Description of the Certificates-Realization upon Defaulted Mortgage Loan" in the Prospectus. If it is determined that a foreclosure proceeding is appropriate, the Master Servicer may initiate foreclosure on the underlying property if satisfactory arrangements cannot be made with the Mortgagor, if a notice of default on a senior lien is received by the subservicer or the Master Servicer, or if circumstances are discovered by the subservicer or the Master Servicer which would indicate that a potential for loss exists. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of such loans, including any deficiencies.]

         [A subservicer may not, without the prior approval of the Master Servicer, agree to any delinquent payment arrangement that would change the terms of the loan agreement between the Mortgagor and the originator of the loan, including a loan repayment extension, or send any notice of acceleration to a Mortgagor or institute any foreclosure or other legal proceeding.]

         [Once foreclosure is initiated by the subservicer with the approval of the Master Servicer, the Master Servicer uses a foreclosure tracking system to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are within the time frame typical for the state in which the property is located. During the foreclosure proceeding, the Master Servicer consults with the subservicer and then determines the amount of the foreclosure bid and whether to liquidate the loan.]

         [After foreclosure, if the home equity loan is secured by a first mortgage lien, the Master Servicer may liquidate the Mortgaged Property and charge-off the home equity loan balance which was not recovered by the liquidation proceeds. If the Mortgaged Property was subject to a first lien position, the Master Servicer will either directly manage the foreclosure sale of the property and satisfy such lien at the time of sale or take other action as deemed necessary to protect the holder of the Mortgage Loan's interest in the Mortgaged Property. If in the judgment of the Master Servicer, the cost of maintaining or purchasing the senior lien position exceeds the economic benefit of such action, the Master Servicer will generally charge-off the entire home equity loan, seek a money judgement against the borrower or will not pursue any recovery.]

         [Servicing and charge-off policies and collection practices may change over time in accordance with the Master Servicer's business judgment and changes in the Master Servicer's portfolio of real estate secured revolving credit line loans that it services for its clients and applicable laws and regulations.]

         [The Servicing Fees for each Mortgage Loan are payable out of the interest payments on such Mortgage Loan. The Servicing Fees in respect of each Mortgage Loan will be at least [____]% and not more than [____]% per annum of the outstanding principal balance of each Mortgage Loan. The Servicing Fees consist of (a) servicing compensation payable to the Master Servicer in respect of its master servicing activities, and (b) subservicing and other related compensation payable to the subservicer (including such compensation paid to the Master

                                                      S-40
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



Servicer as the direct servicer of a Mortgage Loan for which there is no subservicer]. The primary compensation to be paid to the Master Servicer in respect of its servicing activities will be [____]% per annum (the "Servicing Fee Rate") of the outstanding principal balance of each item of Mortgage Loans. As described more fully in the Prospectus, a Subservicer is entitled to servicing compensation in a minimum amount equal to [____]% per annum of the outstanding principal balance of each item of Mortgage Loans serviced by it. The Master Servicer is obligated to pay certain ongoing expenses associated with the Trust Fund and incurred by the Master Servicer in connection with its responsibilities under the Pooling and Servicing Agreement. See "Description of the Certificates--Servicing and Administration of Mortgage Loans" in the Prospectus for information regarding other possible compensation to the Master Servicer and subservicers and for information regarding expenses payable by the Master Servicer.]

[Initial Subservicers

[--------------------------

         _______________________ is Initial Subservicer for _________________ of
the Mortgage Loans or approximately _______% of the Mortgage Loans, which have an aggregate outstanding Principal Balance as of the Cut-off Date of $__________________________. ___________________________ will act as Initial
Subservicer for the ____________ Loans pursuant to a subservicing agreement with the Master Servicer.

________________________      executive      offices      are     located     at
______________________.
[--------------------------

         ________________________  is  Initial  Subservicer  for  _____  of  the
Mortgage Loans or approximately _____% of the Mortgage Loans, which have an aggregate outstanding Principal Balance as of the Cut-off Date of $___________________________. __________________ will act as Initial Subservicer for the _____________________ Loans pursuant to a subservicing agreement with the Master Servicer.

         _________________________ executive offices are located at ----------------------.]

Voting Rights

         Certain actions specified in the Prospectus that may be taken by the Certificateholders evidencing a specified percentage of all undivided interests in the Trust Fund may be taken by holders of Certificates entitled in the aggregate to such percentage of the Voting Rights. [__]% of all Voting Rights will be allocated among all holders of the Certificates (other than the Residual Certificates) in proportion to their then outstanding Certificate Principal Balances, and [__]% of all Voting Rights will be allocated to the Residual Certificates.


                                                      S-41
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



[Termination]

         [The circumstances under which the obligations created by the Pooling and Servicing Agreement will terminate in respect of the Senior Certificates are described in "Pooling and Servicing Agreement--Termination; Retirement of Certificates" in the Prospectus. The Master Servicer or the Company will have the option on any Distribution Date on which the aggregate principal balance of the Mortgage Loans is less than [__]% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date either (i) to purchase all remaining
Mortgage Loans and other assets in the Trust Fund, thereby effecting early retirement of the Senior Certificates or (ii) purchase in whole, but not in part, the Certificates. Any such purchase of Mortgage Loans and other assets of the Trust Fund shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each item of Mortgage Loans (or, the fair market value of the related underlying Mortgaged Properties with respect to defaulted Mortgage Loans as to which title to such underlying Mortgaged Properties has been acquired if such fair market value is less than such unpaid principal balance) as of the Distribution Date on which the purchase proceeds are to be distributed plus (b) accrued interest thereon at the Net Loan Rate to, but not including, the first day of the month of repurchase. Distributions on the Certificates in respect of any such optional termination will be paid, first, to the Senior Certificates, second, to the Class B Certificates and third to the Class R Certificates. The proceeds of any such distribution may not be sufficient to distribute the full amount to each class of Certificates if the purchase price is based in part on the fair market appraised value of any underlying Mortgaged Property and such appraised value is less than 100% of the unpaid principal balance of the related Mortgage Loan. Any such purchase of the Certificates will be made at a price equal to 100% of the Certificate Principal Balance thereof plus the sum of one month's interest thereon at the applicable Pass-Through Rate and any previously unpaid Accrued Certificate Interest. Upon the purchase of the Certificates or at any time thereafter, at the option of the Master Servicer or the Company, the Mortgage Loans may be sold, thereby effecting a retirement of the Certificates and the termination of the Trust Fund, or the Certificates so purchased may be held or resold by the Master Servicer or the Company.

         Upon presentation and surrender of the Senior Certificates in connection with the termination of the Trust Fund or a purchase of Certificates under the circumstances described above, the holders of the Senior Certificates will be entitled to receive, subject to the priorities set forth above, an amount equal to the Certificate Principal Balance of such class plus one month's interest thereon (or with respect to the Stripped Interests Certificates, one month's interest on the Notional Amount) at the applicable Pass-Through Rate plus any previously unpaid Accrued Certificate Interest.]


                                      CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Upon the issuance of the Senior Certificates, [Thacher Proffitt & Wood] [Orrick, Herrington & Sutcliffe], counsel to the Company, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will qualify as a REMIC under the Code.


                                                      S-42
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



         For federal income tax purposes, the Residual Certificates will constitute the sole class of "residual interests" in the Trust Fund and the Class A Certificates and Class B Certificates will represent ownership of "regular interests" in the REMIC and will generally be treated as debt instruments of the REMIC. See "Certain Federal Income Tax Consequences--REMICS" in the Prospectus.

         For federal income tax reporting purposes, the Class A Certificates will [not] be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to __% CPR. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences--REMICS--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

         The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Senior Certificates should be aware that Section 1272(a)(6) of the Code and the OID Regulations do not adequately address certain issues relevant to, or not applicable to, prepayable securities bearing a variable rate of interest such as the Senior Certificates. In the absence of other authority, the Master Servicer intends to be guided by certain principles of the OID Regulations applicable to variable rate debt instruments in determining whether such Certificates should be treated as issued with original issue discount and in adapting the provisions of Section 1272(a)(6) of the Code to such Certificates for the purpose of preparing reports furnished to Certificateholders and the IRS. Because of the uncertainties concerning the application of Section 1272(a)(6) of the Code to such Certificates and because the rules relating to debt instruments having a variable rate of interest are limited in their application in ways that could preclude their application to such Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Class A Certificates should be treated as having been issued with original issue discount or that such Certificates should be governed by some other method not yet set forth in regulations. Prospective purchasers of the Senior Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

         The Master Servicer believes that a reasonable application of the principles of the OID Regulations to the Class A Certificates would be to report all income with respect to such Certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of each such class of Certificates and projecting future distributions on such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described in the Prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See "Certain Federal Income Tax Consequences--REMICS--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.


                                                      S-43
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



         If the rules of the OID Regulations that determine the amount and accrual of original issue discount were applied literally to the Class A Certificates (even though such rules are by their terms generally inapplicable to REMIC Regular Certificates such as the Class A Certificates), it appears that such rules would (i) require that the stated fixed interest rate initially payable on the Class A Certificates be replaced by a hypothetical adjustable rate that would not cause the fair market value of the Class A Certificates to be affected, (ii) determine the amount and accrual of original issue discount by assuming that the Class A Certificates bore interest at successive fixed rates equal to the closing date values of the hypothetical and the actual adjustable rates, and (iii) make such periodic adjustments to interest income and original issue discount as are necessary to account for the actual interest paid on such Certificates, including differences between the stated fixed interest rate and the rate assumed to have been paid during the fixed rate period. This treatment could cause a holder of a Class A Certificate to recognize income more rapidly than would occur under the Master Servicer's method of reporting interest and original issue discount, and such a holder should consult a tax advisor with regard to the appropriate method to recognize interest and original issue discount with respect to the Class A Certificates.

         In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, the holder of a Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Master Servicer in preparing reports to the Certificateholders and the IRS.

         The Senior Certificates will be treated as "qualifying real property loans" under Section 593(d) of the Code, assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(5)(A) of the Code generally in the same proportion that the assets of the Trust Fund would be so treated. In addition, interest on the Senior Certificates will be treated as "interest on obligations secured by mortgages on real property" under
Section 856(c)(3)(B) of the Code generally to the extent that such Senior Certificates are treated as "real estate assets" under Section 856(c)(5)(A) of the Code. Moreover, the Senior Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. However, prospective investors in Senior Certificates that will be generally treated as assets described in
Section 860G(a)(3) of the Code should note that, notwithstanding such treatment, any repurchase of such a Certificate pursuant to the right of the Master Servicer or the Company to repurchase such Senior Certificates may adversely affect any REMIC that holds such Senior Certificates if such repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See "Pooling and Servicing Agreement--Termination" herein and "Certain Federal Income Tax Consequences--REMICS--Characterization of Investments in REMIC Certificates" in the Prospectus.

         For further  information  regarding  federal income tax consequences of
investing  in  the  Senior   Certificates,   see  "Certain  Federal  Income  Tax
Consequences--REMICS" in the
Prospectus.



                                                      S-44
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



                                               ERISA CONSIDERATIONS

         A fiduciary of any employee benefit plan or other plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (a "Plan") or any insurance company (whether through its general or separate accounts) or other person investing "plan assets" of any Plan should carefully review with its legal advisors whether the purchase or holding of Senior Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. The purchase or holding of the Senior Certificates by, on behalf of or with "plan assets" of a Plan may qualify for exemptive relief under the Exemption; however the Exemption contains a number of conditions including the requirement that any such Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. See "ERISA Considerations" in the Prospectus.


                                             LEGAL INVESTMENT MATTERS

         The Senior Certificates will not constitute "mortgage related securities" for purposes of SMMEA because the Mortgage Pool includes Mortgage Loans that are secured by subordinate liens on the related Mortgaged Properties. Institutions whose investment activities are subject to legal investment laws and regulations or to review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Senior Certificates are subject to restrictions on investment, capital requirements or otherwise. See "Legal Investment Matters" in the Prospectus.


                                              METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement dated [_______ __, 199_], (the "Underwriting Agreement") the Underwriter has agreed to purchase, and the Company has agreed to sell to the Underwriter, each class of the Senior Certificates.

         The Underwriting Agreement provides that the obligation of the Underwriter to pay for and accept delivery of the Senior Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Company's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

         The distribution of the Senior Certificates by the Underwriter may be effected, from time to time, in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Company from the sale of the Senior Certificates, before deducting expenses payable by the Company, will be [______]% of the aggregate Certificate Principal Balance of the Senior Certificates plus accrued interest thereon from the Cut-off Date. The Underwriter may effect such transactions by selling the Senior Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts,

                                                      S-45
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



concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Senior Certificates, the Underwriter may be deemed to have received compensation from the Company in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Senior Certificates may be deemed to be underwriters and any profit on the resale of the Senior Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

         The Underwriting Agreement provides that the Company will indemnify the Underwriter, and under limited circumstances the Underwriter will indemnify the Company, against certain civil liabilities under the Securities Act of 1933 or contribute to payments required to be made in respect thereof.

         There can be no assurance that a secondary market for the Senior Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Senior Certificates will be the monthly statements discussed in the Prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance of the Senior Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Senior Certificates will be available through any other source. In addition, the Company is not aware of any source through which price information about the Senior Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Senior Certificates may adversely affect the liquidity of the Senior Certificates, even if a secondary market for the Senior Certificates becomes available.


                                                  LEGAL OPINIONS

         Certain legal matters relating to the Senior Certificates will be passed upon for the Company by [Thacher Proffitt & Wood] [Orrick, Herrington & Sutcliffe], New York, New York and for the Underwriter by [______________________________]. Certain federal income tax matters will be passed upon for the Company by [Thacher Proffitt & Wood] [Orrick, Herrington & Sutcliffe].


                                                      RATINGS

         It is a condition to the issuance of the Senior Certificates that they be rated not lower than "[___]" and "[___]", respectively by [____________________________ ("_______")] and "[___]" and "[___]",
respectively, by [________________________ ("_______")].

         [[Standard & Poor's Rating Group] ratings on pass-through certificates address the likelihood of the receipt by Certificateholders of payments required under the Pooling and Servicing Agreement. [Standard & Poor's Rating Group] ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the Mortgage Pool is adequate to make payments required under the Certificates. [Standard & Poor's Rating Group] rating on the Certificates

                                                      S-46
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



does not, however, constitute a statement regarding frequency of prepayments on the mortgages. See "Certain Yield and Prepayment Considerations" herein.] [The "r" of the "AAAr" rating of the Class [__] Certificates by [Standard & Poor's Rating Group] is attached to highlight derivative, hybrid, and certain other obligations that [Standard & Poor's Rating Group] believes may experience high volatility or high variability in expected returns due to non-credit risks. Examples of such obligations are: securities whose principal or interest return is indexed to equities, commodities, or currencies; certain swaps and options; and interest only and principal only mortgage securities. The absence of an "r" symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.]

         [The ratings assigned by [Fitch Investors Service, L.P.] on pass-through certificates [also] address the likelihood of the receipt by Certificateholders of all distributions to which such Certificateholders are entitled. The rating process addresses the structural and legal aspects associated with the Certificates, including the nature of the underlying mortgage loans. The ratings assigned to pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments. The rating does not address the possibility that Certificateholders might suffer a lower than anticipated yield.]

         [The ratings assigned by [Moody's Investors Service, Inc.] to the pass-through certificates [also] address the likelihood of the receipt by Certificateholders of all distributions to which such Certificateholders are entitled. [Moody's Investors Service, Inc.] ratings on pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which such prepayments differ from that originally anticipated. The ratings assigned to pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments. The rating does not address the possibility that Certificateholders might suffer a lower than anticipated yield or that rapid rates of principal prepayments could result in a failure of the holders of the Stripped Interests Certificates to fully recover their initial investment.]

         [The ratings assigned by [Duff & Phelps Credit Rating Co.] to mortgage pass-through certificates address the likelihood of the receipt by Certificateholders of all distributions to which such Certificateholders are entitled under the transaction structure. [Duff & Phelps's Credit Rating Co.] ratings reflect its analysis of the riskiness of the Mortgage Loans and its analysis of the structure of the transaction set forth in the operative documents. [Duff & Phelps's Credit Rating Co.] ratings do not address the effect on the Certificates' yield attributable to prepayments or recoveries on the underlying mortgages. Further, in the case of the Stripped Interests Certificates, the ratings do not address whether investors will recoup their initial investments.]

         The Company has not requested a rating on the Senior Certificates by any rating agency other than [__________] and [__________]. However, there can be no assurance as to whether any other rating agency will rate the Senior Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Senior Certificates by [_________] and [__________].


                                                      S-47
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



         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. The rating of the Stripped Interests Certificates does not address the possibility that the holders of such Certificates may fail to fully recover their initial investment. In the event that the rating initially assigned to the Senior Certificates is subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the Senior Certificates.


[NY01B:335758.1]  16069-00377  05/29/97 11:19am

         No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus Supplement and the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by the Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this Prospectus Supplement or the Prospectus.

     TABLE OF CONTENTS
   Prospectus Supplement                                      Page

Summary..............................................                S-3
Risk Factors.........................................               S-15
Description of the Mortgage Pools....................               S-16
The [Insurer]........................................               S-27
Description of the Senior Certificates...............               S-28
Certain Yield and Prepayment Considerations..........               S-35
Pooling and Servicing Agreement......................               S-39
Certain Federal Income Tax Consequences..............               S-42
Legal Investment Matters.............................               S-45
ERISA Considerations.................................               S-45
Method of Distribution...............................               S-45
Legal Opinions.......................................               S-46
Ratings..............................................               S-46

      Prospectus
    [to be updated]
Summary of Prospectus................................
Risk Factors.........................................
The Trust Funds......................................
Description of the Certificates......................
Subordination........................................
Description of Credit Enhancement....................
Insurance Policies on Mortgage Loans.................
The Company..........................................
Residential Funding Corporation......................
The Pooling and Servicing Agreement..................
Yield Considerations.................................
Maturity and Prepayment Considerations...............
Certain Legal Aspects of Mortgage Loans..............
Certain Federal Income Tax Consequences..............
State and Other Tax Consequences.....................
ERISA Considerations.................................
Legal Investment Matters.............................
Use of Proceeds
Methods of Distribution..............................
Legal Matters........................................
Financial Information................................
Additional Information...............................
Index of Principal Definitions.......................

Residential Funding Mortgage
Securities II, Inc.





Home Equity Loan Pass-Through Certificates,
Series 199_-___







Class A Certificates                               ____%         $





















PROSPECTUS SUPPLEMENT







________________, 199_



[NY01B:335758.1]  16069-00377  05/29/97 11:19am

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